As filed with the Securities and Exchange Commission on March 13, 2007

Registration No. 333-130760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FCB BANCORP

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation or Organization)

95-3582843

(I.R.S. Employer Identification No.)

1100 Paseo Camarillo

Camarillo, California 93010

(805) 484-0534

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C. G. Kum

President and Chief Executive Officer

FCB Bancorp

1100 Paseo Camarillo

Camarillo, California 93010

(805) 484-0534

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTERING OF SHARES

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-1 (File No. 333-130760) filed with the Securities and Exchange Commission on December 29, 2005, as amended on February 8, 2006 (the “Registration Statement”), which registered for sale, from time to time, of 1,115,000 shares of common stock, no par value per share (the “FCB Common Stock”), of FCB Bancorp (“FCB”).

On March 12, 2007, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 15, 2006, by and among National Mercantile Bancorp, FCB, and First California Financial Group, Inc. (“FCFG”), FCB merged with and into FCFG (the “Merger”), and each share of FCB Common Stock has been converted into the right to receive 1.7904 shares of common stock, $0.01 par value per share (“FCFG Common Stock”), of FCFG.

As a result of the Merger, FCB has terminated all of its offerings of FCB Common Stock pursuant to the Registration Statement. In accordance with an undertaking made by FCB in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of FCB which remain unsold at the termination of the offering, FCB hereby removes from registration all FCB Common Stock registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 12th day of March 2007.

FCB BANCORP

By:	/s/ C. G. KUM
Name:	C. G. Kum
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ G. G. KUM C. G. Kum	President and Chief Executive Officer, Director (principal executive officer)	March 12, 2007

* Romolo Santarosa	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 12, 2007

* John W. Birchfield	Chairman of the Board, Director	March 12, 2007

* Richard D. Aldridge	Vice Chairman of the Board, Director	March 12, 2007

* Terisha M. Fitzgerald	Director	March 12, 2007

* Syble R. Roberts	Director	March 12, 2007

* Thomas Tignino	Director	March 12, 2007

*By:	/s/ C. G. KUM
C. G. Kum Attorney-in-Fact

A power of attorney authorizing C. G. Kum to act on behalf of this person has been previously filed with the Securities Exchange Commission.